Exhibit 4.6
SECOND SUPPLEMENTAL INDENTURE
ADDITIONAL SUBSIDIARY GUARANTEES
SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 3, 2023, among the subsidiary guarantors listed on Schedule I hereto (the “Guaranteeing Subsidiaries”), Vistra Operations Company LLC, a Delaware limited liability company (the “Company” ), the other Subsidiary Guarantors (as defined in the Indenture, as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee (i) that certain indenture (the “Base Indenture”), dated as of June 15, 2023, between the Company and the Trustee and (ii) that certain first supplemental indenture, dated as of June 15, 2023 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Subsidiary Guarantors party thereto and the Trustee, providing for the original issuance of an aggregate principal amount of $450,000,000 of 7.233% Senior Secured Notes due 2028 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture (the “Subsidiary Guarantees”); and
WHEREAS, pursuant to Section 9.01(8) of the Base Indenture and Section 4.07 and Section 9.01(8) of the First Supplemental Indenture, the Trustee, the Company and the other Subsidiary Guarantors are authorized and required to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries, the Trustee, the Company and the other Subsidiary Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1. Capitalized Terms. Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Base Indenture or First Supplemental Indenture, as applicable.
2. Agreement to be Bound; Guarantee. Each of the Guaranteeing Subsidiaries hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the Obligations and agreements of a Subsidiary Guarantor under the Indenture. Each of the Guaranteeing Subsidiaries hereby agrees to be bound by all of the provisions of the First Supplemental Indenture applicable to a Subsidiary Guarantor and to perform all of the Obligations and agreements of a Subsidiary Guarantor under the Indenture. In furtherance of the foregoing, each of the Guaranteeing Subsidiaries shall be deemed a Subsidiary Guarantor for purposes of Article 10 of the First Supplemental Indenture, including, without limitation, Section 10.02 thereof.
3. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
6. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.
7. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
Dated: August 3, 2023
DECORDOVA BESS LLC
MAROON FARMER, LLC
VISTRA ZERO OPERATING COMPANY, LLC
VISTRA ZERO 2.0, LLC
VZ DEVELOPMENT LLC,
as the Guaranteeing Subsidiaries
By:    /s/ William M. Quinn
Name:    William M. Quinn
Title:    Senior Vice President and Treasurer
VISTRA OPERATIONS COMPANY LLC,
as the Company
By:    /s/ William M. Quinn
Name:    William M. Quinn
Title:    Senior Vice President and Treasurer

[Signature Page to Second Supplemental Indenture]

AMBIT CALIFORNIA, LLC
AMBIT ENERGY HOLDINGS, LLC
AMBIT HOLDINGS, LLC
AMBIT ILLINOIS, LLC
AMBIT MARKETING, LLC
AMBIT MIDWEST, LLC
AMBIT NEW YORK, LLC
AMBIT NORTHEAST, LLC
AMBIT TEXAS, LLC
ANGUS SOLAR, LLC
BELLINGHAM POWER GENERATION LLC
BIG BROWN POWER COMPANY LLC
BIG SKY GAS HOLDINGS, LLC
BIG SKY GAS LLC
BLACKSTONE POWER GENERATION LLC
BLUENET HOLDINGS, LLC
BRIGHTSIDE SOLAR, LLC
CALUMET ENERGY TEAM, LLC
CASCO BAY ENERGY COMPANY, LLC
COFFEEN AND WESTERN RAILROAD COMPANY
COLETO CREEK ENERGY STORAGE LLC
COLETO CREEK POWER, LLC
COMANCHE PEAK POWER COMPANY LLC
CONNECTICUT GAS & ELECTRIC, LLC
CORE SOLAR SPV I, LLC
CRIUS ENERGY HOLDINGS, LLC
CRIUS ENERGY, LLC
CRIUS SOLAR FULFILLMENT, LLC
DALLAS POWER & LIGHT COMPANY, INC.
DICKS CREEK POWER COMPANY LLC
DYNEGY COAL HOLDCO, LLC
DYNEGY COAL TRADING & TRANSPORTATION, L.L.C.
DYNEGY CONESVILLE, LLC
DYNEGY ENERGY SERVICES (EAST), LLC
DYNEGY ENERGY SERVICES, LLC
DYNEGY KILLEN, LLC
DYNEGY MARKETING AND TRADE, LLC
DYNEGY MIDWEST GENERATION, LLC
DYNEGY OPERATING COMPANY
DYNEGY POWER MARKETING, LLC
DYNEGY RESOURCES GENERATING HOLDCO, LLC
DYNEGY SOUTH BAY, LLC
DYNEGY STUART, LLC
EMERALD GROVE SOLAR, LLC
ENERGY REWARDS, LLC
ENERGY SERVICES PROVIDERS, LLC
ENNIS POWER COMPANY, LLC
EQUIPOWER RESOURCES CORP.
EVERYDAY ENERGY NJ, LLC
EVERYDAY ENERGY, LLC
FAYETTE POWER COMPANY LLC
FOREST GROVE SOLAR LLC
GENERATION SVC COMPANY
HANGING ROCK POWER COMPANY LLC
HAYS ENERGY, LLC
HOPEWELL POWER GENERATION, LLC
ILLINOIS POWER GENERATING COMPANY
ILLINOIS POWER MARKETING COMPANY, LLC
ILLINOIS POWER RESOURCES GENERATING, LLC
ILLINOIS POWER RESOURCES, LLC
ILLINOVA CORPORATION
[Signature Page to Second Supplemental Indenture]

IPH, LLC
KENDALL POWER COMPANY LLC
KINCAID GENERATION, L.L.C.
LA FRONTERA HOLDINGS, LLC
LAKE ROAD GENERATING COMPANY, LLC
LIBERTY ELECTRIC POWER, LLC
LONE STAR ENERGY COMPANY, INC.
LONE STAR PIPELINE COMPANY, INC.
LUMINANT ADMINISTRATIVE SERVICES COMPANY
LUMINANT COAL GENERATION LLC
LUMINANT COMMERCIAL ASSET MANAGEMENT LLC
LUMINANT ENERGY COMPANY LLC
LUMINANT ENERGY TRADING CALIFORNIA COMPANY
LUMINANT ET SERVICES COMPANY LLC
LUMINANT GAS IMPORTS LLC
LUMINANT GENERATION COMPANY LLC
LUMINANT MINING COMPANY LLC
LUMINANT POWER GENERATION, LLC
LUMINANT POWER LLC
MASSACHUSETTS GAS & ELECTRIC, LLC
MASSPOWER, LLC
MIAMI FORT POWER COMPANY LLC
MIDLOTHIAN ENERGY, LLC
MILFORD POWER COMPANY, LLC
MORRO BAY ENERGY STORAGE 1, LLC
MORRO BAY ENERGY STORAGE 2, LLC
MORRO BAY POWER COMPANY LLC
MOSS LANDING ENERGY STORAGE 1, LLC
MOSS LANDING ENERGY STORAGE 2, LLC
MOSS LANDING ENERGY STORAGE 3, LLC
MOSS LANDING ENERGY STORAGE 4, LLC
MOSS LANDING POWER COMPANY LLC
NCA RESOURCES DEVELOPMENT COMPANY LLC
NEPCO SERVICES COMPANY
NORTHEASTERN POWER COMPANY
OAK GROVE MANAGEMENT COMPANY LLC
OAK HILL SOLAR LLC
OAKLAND ENERGY STORAGE 1, LLC
OAKLAND ENERGY STORAGE 2, LLC
OAKLAND ENERGY STORAGE 3, LLC
OAKLAND POWER COMPANY LLC
ONTELAUNEE POWER OPERATING COMPANY, LLC
PLEASANTS ENERGY, LLC
PUBLIC POWER & UTILITY OF MARYLAND, LLC
PUBLIC POWER & UTILITY OF NY, LLC
PUBLIC POWER, LLC (a Connecticut limited liability company)
PUBLIC POWER, LLC (a Pennsylvania limited liability company)
REGIONAL ENERGY HOLDINGS, LLC
RICHLAND-STRYKER GENERATION LLC
SANDOW POWER COMPANY LLC
SAYREVILLE POWER GENERATION LP
SAYREVILLE POWER GP INC.
SAYREVILLE POWER HOLDINGS LLC
SITHE ENERGIES, INC.
SITHE/INDEPENDENCE LLC
SOUTHWESTERN ELECTRIC SERVICE COMPANY, INC.
TEXAS ELECTRIC SERVICE COMPANY, INC.
TEXAS ENERGY INDUSTRIES COMPANY, INC.
TEXAS POWER & LIGHT COMPANY, INC.
[Signature Page to Second Supplemental Indenture]

TEXAS UTILITIES COMPANY, INC.
TEXAS UTILITIES ELECTRIC COMPANY, INC.
TRIEAGLE 1, LLC
TRIEAGLE 2, LLC
TRIEAGLE ENERGY LP
TRINIDAD POWER STORAGE LLC
TXU ELECTRIC COMPANY, INC.
TXU ENERGY RETAIL COMPANY LLC
TXU RETAIL SERVICES COMPANY
U.S. GAS & ELECTRIC, LLC
UPTON COUNTY SOLAR 2, LLC
USG&E SOLAR, LLC
VALUE BASED BRANDS LLC
VERENGO, LLC
VIRIDIAN ENERGY NY, LLC
VIRIDIAN ENERGY OHIO LLC
VIRIDIAN ENERGY PA LLC
VIRIDIAN ENERGY, LLC
VIRIDIAN INTERNATIONAL MANAGEMENT LLC
VIRIDIAN NETWORK, LLC
VISTRA ASSET COMPANY LLC
VISTRA CORPORATE SERVICES COMPANY
VISTRA EP PROPERTIES COMPANY
VISTRA FINANCE CORP.
VISTRA INSURANCE SOLUTIONS LLC
VISTRA PREFERRED, LLC
VISTRA ZERO LLC
VOLT ASSET COMPANY, LLC
WASHINGTON POWER GENERATION LLC
WISE COUNTY POWER COMPANY, LLC
WISE-FUELS PIPELINE, INC.
ZIMMER POWER COMPANY LLC
as the Subsidiary Guarantors
By:    /s/ William M. Quinn
Name:    William M. Quinn
Title:    Senior Vice President and Treasurer

[Signature Page to Second Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
not in its individual capacity but solely as the Trustee
By:    /s/ Terence Rawlins
Name:    Terence Rawlins
Title:    Vice President

[Signature Page to Second Supplemental Indenture]

SCHEDULE I

GUARANTEEING SUBSIDIARIES

Name	Jurisdiction
DECORDOVA BESS LLC	Delaware
MAROON FARMER, LLC	Delaware
VISTRA ZERO OPERATING COMPANY, LLC	Delaware
VISTRA ZERO 2.0, LLC	Delaware
VZ DEVELOPMENT LLC	Delaware